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                                                                    Exhibit 10.3

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT ("AGREEMENT"), dated as of May 8, 2000, by and between NEW WORLD BROADCASTERS CORP., a Texas corporation ("TRANSFEROR"), 910 BROADCASTING CORP., a Texas corporation (the "Company"), and SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation ("ACQUIRER").

                              W I T N E S S E T H:

         WHEREAS, Transferor owns all the outstanding shares (the "SHARES") of Common Stock, no par value, of the Company; and

         WHEREAS, the Company owns and operates radio station KXEB-AM (Sherman, Texas) (the "STATION") pursuant to certain authorizations issued by the Federal Communications Commission (the "COMMISSION" or the "FCC"); and

         WHEREAS, Transferor desires to transfer to Acquirer, and Acquirer desires to acquire from Transferor, the Shares, subject to the approval of the FCC; and

         WHEREAS, the Company desires to join in the execution of this Agreement for the purpose of evidencing its consent to the consummation of the foregoing transaction and for the purpose of making certain representations and warranties to and covenants and agreements with Acquirer; and

         WHEREAS, Transferor has entered into an Asset Purchase Agreement, dated as of the date hereof, whereby Acquirer will acquire from Transferor certain of the assets and liabilities relating to radio station KTCY-FM (the "ASSET PURCHASE AGREEMENT"); and

         WHEREAS, Rodriguez Communications, Inc., a Delaware corporation ("RCI"), the stockholders of RCI and Acquirer have entered into a Stock Purchase Agreement, dated as of the date hereof, whereby Acquirer will acquire all of the outstanding capital stock of RCI (the "RCI STOCK PURCHASE AGREEMENT"); and

         WHEREAS, Acquirer has agreed to lend funds to RCI and Transferor for RCI to use to, among other things, consummate the purchase of certain radio stations and for Transferor to use to repay certain indebtedness and to operate and maintain radio station KTCY-FM and the Station, and Acquirer has agreed to lend an additional amount of funds to Transferor and RCI, a portion of which RCI will utilize to acquire certain other radio and television stations; and

         WHEREAS, for federal income tax purposes, the parties intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties intend that this Agreement, as it relates to the Merger, shall constitute a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-3.

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         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows;

                                    ARTICLE I
                                  DEFINED TERMS

         Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "ACTION" shall mean any claim, action, suit, arbitration, inquiry, proceeding or investigation by any Governmental Authority or other third party.

         "AFFILIATES" of a party shall mean persons or entities that directly, or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, such party.

         "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

         "ENCUMBRANCES" shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by Law, agreement, understanding or otherwise.

         "ENVIRONMENTAL LAW" shall mean any law, ordinance, or regulation, whether national, Federal, state, local or other, pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conversation and Recovery Act, 42 U.S.C. Sections 6901, et seq.

         "GOVERNMENTAL AUTHORITY" shall mean any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

         "GOVERNMENTAL ORDER" shall mean any claim, action, suit, arbitration, order, writ, judgment, injunction, decree, stipulation, determination or award entered into by or with any Governmental Authority.

         "HAZARDOUS MATERIALS" shall mean any waste or substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "IRS" shall mean the United States Internal Revenue Service.

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          "LAW" shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, Governmental Order, permit, franchise, grant, authorization, easement, consent, certificate or requirement or rule of common law of any Governmental Authority.

         "LIABILITIES" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any environmental law), Action or Governmental Order and those arising under any contract agreement, arrangement, commitment or undertaking.

         "MATERIAL ADVERSE EFFECT" shall mean a single event, occurrence or fact that (together with all other events, occurrences and facts that could reasonably be expected to result in a loss) would have, or might reasonably be expected to have, a material adverse effect on a Person's assets, business, operations or financial condition, or that might reasonably be expected to prevent such Person from consummating the transactions contemplated by this Agreement.

         "PERMITTED ENCUMBRANCES" shall mean any and all of the following
Encumbrances:

         (a) Liens for taxes and assessments which are not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate legal proceedings;

         (b) Rights existing under applicable laws or operating agreements or similar contracts to assert liens against the relevant assets or properties, but not including liens and other rights which have actually been asserted, unless the relevant Person disputes the validity of any such lien or the amount claimed to be owed in connection therewith, or such lien or other right is not enforceable against the interest of such Person;

         (c) Any obligations or duties affecting any property to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules and orders of any Governmental Authority;

         (d) Any other Encumbrance that is not substantial in character, amount or extent and does not materially detract from the value of the property subject thereto;

         (e) Any Encumbrance created by or in favor of Acquirer or any of its Affiliates; and

         (f) Such Encumbrances or impairments to the quality of title arising as a result of the sale to Acquirer of the Shares pursuant to this Agreement.

         "PERSON" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

         "SUBSIDIARY" shall mean any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other person's board

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of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held on the date in question by such Person or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary on the date in question of the Company.

         "TAX" shall mean any federal, state, local or foreign tax (including, without limitation, any income tax, franchise tax, doing business tax, branch profits tax, capital gains tax, value-added tax, ad valorem tax, excise tax, transfer tax, employment tax, social security tax, sales tax, use tax, property tax, or any other kind of tax or payment in lieu of tax no matter how denominated), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

         "TAX RETURN" shall mean any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

         Section 1.02. OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

--------------------------------------------------------------------------------
    TERM                                               SECTION
--------------------------------------------------------------------------------
    Acquirer                                           Preamble
    Acquirer Common Stock                              Section 2.02
    Acquirer Shares                                    Section 2.02
    Acquirer's Brokers                                 Section 5.05
    Agreement                                          Preamble
    Bridge Loan Agreement                              Section 3.02
    Capital Lease                                      Section 2.02
    Cleanup                                            Section 7.02
    Client Service Agreement                           Section 7.02
    Closing                                            Section 3.01
    Closing Date                                       Section 3.01
    Commission                                         Preamble
    Communications Act                                 Section 2.03
    Company                                            Preamble
    Company Agreements                                 Section 4.22
    Consideration                                      Section 2.02
    FCC                                                Preamble
    FCC Licenses                                       Section 2.03
    FCC Orders                                         Section 2.03
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
    Final Orders                                       Section 2.03
    Financial Statements                               Section 4.14
    GAAP                                               Section 4.14
    HSR Act                                            Section 2.03
    Indebtedness                                       Section 2.02
    Losses                                             Section 7.02
    Management Personnel                               Section 6.07
    Modification Application                           Section 2.03
    Proprietary Information                            Section 4.30
    RCI                                                Preamble
    RCI Stock Purchase Agreement                       Preamble
    Reference Balance Sheet                            Section 4.14
    Securities Act                                     Section 4.10
    Shares                                             Preamble
    Station                                            Preamble
    Straddle Period                                    Section 7.05
    TBA                                                Section 3.02
    Transfer Taxes                                     Section 6.03
--------------------------------------------------------------------------------

                                   ARTICLE II
                                PURCHASE AND SALE

         Section 2.01. ACQUISITION OF SHARES. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, Transferor shall transfer and deliver to Acquirer, and Acquirer shall acquire and accept from Transferor, the Shares.

         Section 2.02. CONSIDERATION AND PAYMENT. In consideration of the transfer of the Shares to Acquirer, at the Closing Acquirer shall issue to Transferor $950,000, as adjusted in the manner set forth in this Section 2.02 (the "CONSIDERATION"), of shares (the "ACQUIRER SHARES") of Class A Common Stock, par value $.0001 per share, of Acquirer ("ACQUIRER COMMON STOCK"). For purposes of this Agreement, the number of shares constituting the Acquirer Shares shall be $950,000 divided by the average last trade price per share of Acquirer Common Stock for the 30-day period ending on the day immediately preceding the closing date under the RCI Stock Purchase Agreement, as reported under Nasdaq National Market Issues in THE WALL STREET Journal. The amount of the Purchase Price shall be reduced by the sum of (i) any indebtedness for borrowed money of the Company outstanding at the Closing, and any accrued interest on and any redemption or prepayment premiums or penalties, breakage costs and fees thereon and other expenses or amounts (including amounts due pursuant to indemnification rights of lenders or holders of indebtedness) ("INDEBTEDNESS"), but excluding any Indebtedness under the Bridge Loan Agreements, (ii) any lease of the Company required to be capitalized in accordance with GAAP (each, a "CAPITAL LEASE"), (iii) the redemption or repurchase price of (A) any options, warrants or convertible notes exercisable or convertible for equity securities of the Company, or (B) any preferred stock, common stock or other capital stock, including all liquidation payments and accrued dividends, (iv) any liability for legal, accounting or any other professional and brokerage/investment banking fees and expenses incurred by the Company in connection with

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the transactions contemplated hereby, but only to the extent that they are not reimbursable to the Company pursuant to the TBA, and (v) accrued but unpaid salary and bonuses to employees of the Company, but only to the extent that they are not reimbursable to the Company pursuant to the TBA.

         The Shares shall be delivered without any representation or warranty by Transferor or the Company except as expressly set forth in this Agreement, and Acquirer acknowledges that it has not relied on or been induced to enter into this Agreement by any representation or warranty other than those expressly set forth in Article IV hereof.

         Section 2.03. ASSIGNMENT OF GOVERNMENTAL LICENSES.

         (a) The Company has filed with the FCC a major modification of license application to modify the AM broadcast station license issued by the FCC regarding the Station (the "MODIFICATION APPLICATION"). In order to consummate the sale of the Shares, Acquirer and the Company and Transferor will file with the FCC an application (the "ASSIGNMENT APPLICATION") requesting that the FCC consent to the transfer of control of the Company to Acquirer with regard to the licenses, permits and other authorizations that have been issued to the Company by the FCC with respect to the Station (the "FCC LICENSES"). The parties shall file the Assignment Application within 10 business days after Acquirer's and the Company's respective FCC counsel determine that such application will not have an adverse effect on the Modification Application. The parties agree that the Assignment Application will be prosecuted in good faith and with due diligence. Each party will be solely responsible for the expenses incurred by it in the preparation, filing and prosecution of the Assignment Application (it being understood that each of Transferor and Acquirer will pay one-half of the FCC filing fee). As used herein, the term "FCC ORDERS" shall mean that the FCC has granted or given its consent, without any condition materially adverse to Acquirer, to the Assignment Application; the term "FINAL ORDERS" shall mean that the FCC Orders shall have become final that such FCC Orders are not reversed, stayed, enjoined or set aside, and with respect to such FCC Orders, no timely request for stay, reconsideration, review, rehearing or notice of appeal is pending, and as to which FCC Orders the time set forth in the FCC rules or the Communications Act of 1934, as amended (the "COMMUNICATIONS ACT"), for filing any such request, petition or notice of appeal or for review by the FCC staff on its own motion has expired.

         (b) Acquirer and Transferor shall make any and all necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") with respect to the transactions contemplated by this Agreement. Acquirer shall pay any notification filing fee associated with the filing under the HSR Act.

                                   ARTICLE III
                                     CLOSING

         Section 3.01. CLOSING. Subject to the terms of this Agreement, the sale and purchase of the Shares shall take place at a closing of the transactions contemplated hereby (the "CLOSING") to be held at the offices of Thompson & Knight L.L.P., in Dallas, Texas, at 10:00 a.m., local time, on the date which is the later of (i) the fifth day after the issuance of the FCC

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Orders, (ii) the date on which all closing conditions set forth in this Article
III have been satisfied or, to the extent permitted under applicable Law, waived, and (iii) November 8, 2000, or at such other place or at such other time or on such other date as Transferor and Acquirer may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

         Section 3.02. CONDITIONS TO THE CLOSING.

         (a) The obligations of Transferor and Acquirer hereunder shall be subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

                  (i) The waiting period (and any extension thereof), if any, applicable to the transactions contemplated by this Agreement under the HSR Act, shall have been terminated or shall have expired, and no restrictive order or other requirements pursuant to the HSR Act shall have been placed on the parties.

                  (ii) The FCC shall have approved the Assignment Application (and such other applications as may be required by applicable law, rule or regulation to permit the transfer to Acquirer of the Shares to be filed).

                  (iii) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding by or with any Governmental Authority or third party seeking any of the foregoing be pending (excluding, in each case, any such matter initiated by Transferor, the Company, Acquirer or any of their Affiliates). There shall not be any Action taken, or any Law enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of such transactions illegal (excluding, in each case, any such matter initiated by Transferor, the Company, Acquirer or any of their Affiliates).

                  (iv) Acquirer and the Company shall have entered into a time brokerage agreement in substantially the form of EXHIBIT 3.02(A)(IV) with respect to the Station concurrently with entering into this Agreement (the "TBA").

                  (v) The "closing" of the transactions contemplated under the RCI Stock Purchase Agreement and the Asset Purchase Agreement shall have occurred or shall occur concurrently with the Closing.

         (b) The obligations of Transferor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (i) Acquirer shall have entered into a loan agreement with the Company and New World in substantially the same form as EXHIBIT 3.02(B)(I) (the "BRIDGE LOAN AGREEMENT") and Acquirer shall have advanced all funds required to be advanced under the Bridge Loan Agreement in accordance with the terms thereof.

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                  (ii) All the representations and warranties of Acquirer
contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date that are not qualified by materiality, Material Adverse Effect or a dollar threshold shall be true and correct in all material respects, and all other representations and warranties of Acquirer shall be true and correct, as of the date made and (having been deemed to have been made again on and as of the Closing Date) shall be true and correct in all material respects on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

                  (iii) Acquirer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement, and any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, to be performed or complied with by it on or prior to the Closing Date.

                  (iv) Acquirer shall not be in default under any TBA, which default has resulted in a Material Adverse Effect on the Company or Transferor.

          (c) The obligations of Acquirer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (i) All the representations and warranties of the Company and Transferor contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, that are not qualified by materiality, Material Adverse Effect or a dollar threshold, shall be true and correct in all material respects, and all other representations and warranties of the Company and Transferor shall be true and correct, as of the date made and (having been deemed to have been made again on and as of the Closing Date) shall be true and correct in all material respects on and as of the Closing Date, except as affected by actions taken or omitted to be taken by Acquirer pursuant to the TBA, and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

                  (ii) Each of the Company and Transferor shall have performed and complied with in all material respects all covenants and agreements required by this Agreement, and any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, to be performed or complied with by it on or prior to the Closing Date.

                  (iii) Charles J. Brooks shall have entered into an employment agreement with Acquirer in substantially the form of EXHIBIT 3.02(C)(III).

                  (iv) Each of Marcos A. Rodriguez, James L. Anderson and James
A. Gammon shall have entered into Non-Competition Agreements with Acquirer substantially in the form of EXHIBIT 3.02(C)(IV) hereto.

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                  (v) RCI shall have applied any amounts advanced under the
Bridge Loan Agreement in accordance with the terms thereof.

                  (vi) Only employees approved by Acquirer shall be employed by the Company and the Company shall have incurred no additional liability in terminating any of its employees.

                  (vii) Transferor shall have executed and delivered a Lock-Up Letter in the form of EXHIBIT 3.02(C)(VII).

                  (viii) The Company shall have paid off or otherwise terminated all Indebtedness of the Company and Transferor shall have furnished to Acquirer evidence thereof in a form reasonably satisfactory to Acquirer.

         Section 3.03. CLOSING DELIVERIES BY TRANSFEROR. At the Closing, Transferor shall execute, acknowledge (where appropriate) and deliver, or cause to be executed, acknowledged (where appropriate) and delivered, to Acquirer the following:

         (a) A certificate or certificates evidencing the Shares, duly endorsed in blank or accompanied by appropriate stock powers.

         (b) A certificate, executed by an officer of the Company and Transferor, dated as of the Closing Date, certifying that (i) the representations and warranties that are not qualified by materiality, Material Adverse Effect or a dollar threshold of Transferor and the Company in this Agreement are true and correct in all material respects, and all other representations and warranties of the Company and Transferor are true and correct, in each case, as of the Closing Date, with the same effect as though made as of such date (or, in the case of representations and warranties which address matters only as of a particular date, as of such particular date), (ii) each covenant or agreement of Transferor or the Company in this Agreement to be complied with at or prior to Closing shall have been complied with in all material respects and (iii) no Action (excluding any such matter initiated by Acquirer or any of its Affiliates) is pending or, to the Company's or Transferor's knowledge, threatened before, and no injunction has been issued by, any Governmental Authority seeking to enjoin or restrain or prohibit, delay, or restrain the performance of or to obtain damages or other relief in connection with this Agreement, or the consummation of the transactions contemplated hereby.

         (c) A certificate of such Transferor certifying that such Transferor is not a "foreign person" within the meaning of Section 1445 of the Code in substantially the form of EXHIBIT 3.03(C).

         Section 3.04. CLOSING DELIVERIES BY ACQUIRER. At the Closing, Acquirer shall execute, acknowledge (where appropriate) and deliver, or cause to be executed, acknowledged (where appropriate) and delivered, to Transferor the following:

         (a) A certificate or certificates evidencing the Acquirer Shares, duly issued and registered in the name of Transferor.

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         (b) A certificate, executed by the duly authorized officer of Acquirer, dated as of the Closing Date, certifying that (i) the representations and warranties of Acquirer in this Agreement that are not qualified by materiality, Material Adverse Effect or a dollar threshold are true and correct in all material respects, and all other representations and warranties of Acquirer are true and correct, in each case, as of the Closing Date, with the same effect as though made as of such date (or, in the case of representations and warranties which address matters only as of a particular date, as of such particular date),
(ii) each covenant or agreement of Acquirer in this Agreement to be complied with at or prior to Closing shall have been complied with in all material respects and (iii) no Action (excluding any such matter initiated by Transferor or any of its Affiliates) is pending or, to Acquirer's knowledge, threatened before, and no injunction has been issued by, any Governmental Authority seeking to enjoin or restrain or prohibit, delay, or restrain the performance of or to obtain damages or other relief in connection with this Agreement, or the consummation of the transactions contemplated hereby.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF TRANSFEROR AND THE COMPANY

         Transferor and the Company, jointly and severally, represent and warrant to Acquirer that:

         Section 4.01. ORGANIZATION; GOOD STANDING. Each of Transferor and the Company is a corporation, duly formed and validly existing under the laws of Texas and has all requisite power and authority to own and lease its properties and assets and to carry on its business as currently conducted.

         Section 4.02. QUALIFICATION. Each of Transferor and the Company is duly qualified or licensed to do business as a foreign corporation or other entity in each of the jurisdictions set forth opposite its name on SCHEDULE 4.02, and is in good standing in each of such jurisdictions, which are all the jurisdictions in which such qualification or licensing is required for the conduct of its business and the ownership and leasing of its properties, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 4.03. CHARTER AND BYLAWS. The Company has made available to Acquirer accurate and complete copies of (i) the charter and bylaws of the Company as currently in effect, (ii) the stock records of the Company, and (iii) the minutes of all meetings of the Board of Directors of the Company, any committees of such Board, and the stockholders of the Company (and all consents in lieu of such meetings).

         Section 4.04. CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, no par value, of which, as of the date hereof, 1,000 shares are outstanding and no shares are held in the Company's treasury. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. The Shares constitute (and at the Closing will constitute) all the outstanding shares of capital stock of the Company. Except as set forth above in this Section or in SCHEDULE 4.04, there are (and as of the Closing Date there

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will be) outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company, (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company. There are (and as of the Closing Date there will be) no outstanding obligations of the Company to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights. The Company is not a party to, and is not aware of, any voting agreement, voting trust, or similar agreement or arrangement relating to any class or series of its capital stock.

         Section 4.05. DUE AUTHORIZATION; EXECUTION AND DELIVERY.

         (a) Subject to the issuance of the Final Orders and any required compliance with the HSR Act, the Company has full corporate power and authority to enter into and perform this Agreement and any documents or instruments to be entered into as contemplated or required by this Agreement (collectively, the "ANCILLARY DOCUMENTS") and to which the Company is a party, and to carry out the transactions contemplated hereby and thereby. Prior to the Closing, the Company will have taken all requisite action to approve the execution and delivery of this Agreement and the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Documents to which the Company is a party constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally (whether such rights are considered at law or in equity).

         (b) Subject to the issuance of the Final Orders and any required compliance with the HSR Act, Transferor has full power and authority to enter into and perform this Agreement and any Ancillary Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby. Prior to the Closing, Transferor will have taken all requisite action to approve the execution and delivery of this Agreement and the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Documents to which Transferor is a party constitutes the legal, valid and binding obligation of such Transferor, enforceable against it in accordance with its terms, except as may be limited by the availability of equitable remedies or by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally (whether such rights are considered at law or in equity).

         Section 4.06. NONCONTRAVENTION.

         (a) The execution, delivery and performance by the Company and Transferor of this Agreement and the Ancillary Documents to which each is a party, and the consummation by the Company and Transferor of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of the

Company or Transferor, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, or require any consent, approval, authorization or waiver of, or notice to, any party to, any bond, debenture, note, mortgage or indenture, or any material Company Agreement (as defined in Section 4.22) or other material instrument or obligation, to which the Company is a party or by which the Company or its assets may be bound or any FCC Licenses held by the Company, (iii) result in the creation or imposition of any Encumbrance upon any of the assets of the Company, except for Encumbrances in favor of Acquirer, or
(iv) assuming compliance with the matters referred to in Section 4.07, violate any material Law binding upon the Company or its assets, except for (A) such consents, approvals, authorizations and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and (B) such consents, approvals, authorizations, waivers and notices that are disclosed on SCHEDULE 4.06(A).

         (b) The execution, delivery and performance by Transferor of this Agreement and the Ancillary Documents to which Transferor is a party, and the consummation by Transferor of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, or require any consent, approval, authorization or waiver of, or notice to, any party to, any bond, debenture, note, mortgage or indenture, or any material lease, contract, agreement or other instrument or obligation, to which Transferor is a party or by which Transferor or any of the assets of Transferor may be bound, (ii) result in the creation or imposition of any Encumbrance upon any of the assets of Transferor, except for Permitted Encumbrances, or (iii) assuming compliance with the matters referred to in
Section 4.07, violate any Law binding upon Transferor or the assets of Transferor, except, in the case of clause (i) above, for (A) such consents, approvals, authorizations and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and (B) such consents, approvals, authorizations, waivers and notices that are disclosed on SCHEDULE 4.06(B).

         Section 4.07. GOVERNMENTAL APPROVALS. No material approval, authorization, consent, order or other action of, or filing with, any governmental authority or administrative agency is required in connection with the execution and delivery by the Company and Transferor of this Agreement or the consummation of the transactions contemplated hereby, other than those of the FCC or those under the HSR Act, and other than (i) filings with or approvals by other Governmental Authorities to occur in the ordinary course following the consummation of the transaction contemplated by this Agreement, and (ii) filings with, or approvals of, Governmental Authorities which may be necessary due to the status of Acquirer or any Affiliate of Acquirer. Each of the filings and approvals included in clauses (i) and (ii) above is described on SCHEDULE 4.07.

         Section 4.08. SUBSIDIARIES. The Company does not own (and at the time of the Closing will not own), directly or indirectly, any capital stock or other securities of any corporation or have any direct or indirect equity or ownership interest in any other Person.

         Section 4.09. SHARES. Transferor is (and at the Closing will be) the sole record and beneficial owner of, and upon consummation of the transactions contemplated hereby Acquirer will acquire valid title to, the Shares, free and clear of all Encumbrances, other than Encumbrances in favor of Acquirer, or restrictions on transfer that may be imposed by federal or state securities laws.

         Section 4.10. INVESTMENT INTENT. Transferor is acquiring the Acquirer Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof. Transferor understands that it must bear the economic risk of this investment indefinitely unless it sells the Purchase Shares (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering such Acquirer Shares or (ii) pursuant to an applicable exemption under the Securities Act. In acquiring such Acquirer Shares, Transferor is not offering or selling, and will not offer or sell, for Acquirer in connection with any distribution of the Acquirer Shares, and Transferor does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities laws.

         Section 4.11. DISCLOSURE OF INFORMATION. Transferor acknowledges that it or its representatives have been furnished with substantially the same kind of information regarding Acquirer and its business, assets, results of operation, and financial condition as would be contained in a registration statement prepared in connection with a public sale of the Acquirer Shares. Transferor further represents that it has had an opportunity to ask questions of and receive answers from Acquirer regarding Acquirer and its business, assets, results of operation and financial condition and the terms and conditions of the issuance of the Acquirer Shares. The foregoing, however, shall not limit or modify the representations and warranties of Acquirer in Article V and shall not limit the disclosure requirements of applicable federal and state securities laws.

         Section 4.12. RESTRICTED SECURITIES. Transferor understands that the Acquirer Shares will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the Acquirer Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Acquirer Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Transferor represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of Acquirer (or a notation may be made in the appropriate records of Acquirer) in connection with the Acquirer Shares.

         Section 4.13. LEGEND. It is agreed and understood by Transferor that the certificates representing the Acquirer Shares shall each conspicuously set forth on the face or back thereof, in addition to any legends required by Law or other agreement, a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE

OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER
(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSITITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY IN AN OFFSHORE TRANSACTION, OR (D) HAS RECEIVED SUCH SHARES PURSUANT TO A VALID PRIVATE PLACEMENT UNDER SECTION 4 OF THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT), (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITIY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Section 4.14. FINANCIAL STATEMENTS. The Company has delivered to Acquirer copies of (i) the Company's December 31, 1999 unaudited balance sheet and (ii) the Company's March 31, 2000 (the "BALANCE SHEET DATE") unaudited balance sheet (the "REFERENCE BALANCE SHEET"), copies of which are included in
SCHEDULE 4.14 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared from the books and records of the Company in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with preceding periods throughout the periods involved, except that the unaudited Financial Statements are not accompanied by notes or other textual disclosure required by GAAP. No financial statements of any other Person other than the Company are required under GAAP to be included in the Financial Statements.

         Section 4.15. ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any liability or obligation (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to the Company, and whether due or to become due), except (i) Liabilities reflected on the Reference Balance Sheet, (ii) Liabilities which have arisen as a result of Acquirer's actions or inaction pursuant to the TBA, (iii) Liabilities specifically set forth on
SCHEDULE 4.15, (iv) Liabilities created or incurred as a result of the action or inaction of Acquirer or its Affiliates under the TBA, (v) Liabilities created or incurred under the Bridge

Loan Agreement and (vi) other Liabilities which, in the aggregate, are not material to the Company.

         Section 4.16. ABSENCE OF CERTAIN CHANGES. Except as disclosed on
SCHEDULE 4.16, since the Balance Sheet Date (i) there has not been any event or condition that might reasonably be expected to result in a Material Adverse Effect on the Company, (ii) the Company has not taken any of the actions set forth in Section 6.01 or in Articles VI or VII of the Bridge Loan Agreement, except as permitted thereunder and (iii) no negative change with respect to the FCC Licenses (other than any such changes which have resulted from Acquirer's or its Affiliates actions or inaction pursuant to the TBA) has occurred.

         Section 4.17. TAX MATTERS. Except as disclosed on SCHEDULE 4.17, the Company has (i) duly filed all Tax Returns required to be filed by or with respect to it with the IRS or other applicable taxing authority (other than Tax Returns where a failure to file would not be, in the aggregate, material), (ii) paid all Taxes due, or claimed by any taxing authority to be due, from or with respect to it (other than Taxes where a failure to pay would not, in the aggregate, be material), except Taxes that are being contested in good faith and for which adequate reserves have been set aside as disclosed on SCHEDULE 4.17, and (iii) made all material deposits required with respect to Taxes. All Tax Returns referred to in the preceding sentence were, and in the case of Tax Returns not yet filed, will be, true, correct and complete when filed in all material respects. All material Taxes that the Company is or was required to withhold or collect have been duly withheld or collected, including, without limitation, all employment related Taxes and withholdings, and, to the extent required, have been or will be timely paid to the proper Governmental Authority. To the knowledge of the Company and Transferor, there has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other taxing authority in connection with any Tax Returns of the Company. No waiver or extension of any statute of limitations as to any federal, state, local or foreign tax matter has been given by or requested from the Company. The Company has not filed a consent under Section 341(f) of the Code. There are no tax liens upon any of the properties or assets of the Company, other than liens for Taxes not yet due and payable. None of the property of the Company (i) is "tax- exempt use property" within the meaning of Section 168(h) of the Code, (ii) is subject to a tax benefit transfer lease subject to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, or (iii) secures any debt the interest on which is exempt from income Tax under Section 103 of the Code. The charges, accruals and reserves with respect to Taxes on the books of the Company (excluding any provision for deferred income Taxes established to reflect timing differences between book and tax income) for all tax periods (or portions thereof) ending on or before the Closing Date (including any period for which no Tax Return has yet been filed) are adequate in all material respects. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. Except as set forth on SCHEDULE 4.17, the Company has not (i) applied for any tax ruling, (ii) entered into a closing agreement with any taxing authority, (iii) filed an election under Section 338(g) or Section 338(h)(10) of the Code or (iv) been a party to any agreement or arrangement that would result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, or the payment of any compensation that is not deductible under Section 162(m) of the Code. The Company is not, and has not been, a "United States real property holding corporation" within the meaning of
Section 897 of the Code. The Company (i) has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code; and

0(ii) has no knowledge that the IRS has proposed any such adjustment or change in accounting method with respect to the Company or that there is pending an application with any Taxing authority requesting permission for any change in accounting method. The Company does not own an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation or (iv) passive foreign investment company. Except as set forth on SCHEDULE 4.17, during the previous two years, the Company has not engaged in any exchange under which the gain realized on such exchange was not recognized due to Section 1031 of the Code. Except as set forth on
SCHEDULE 4.17, the Company does not have in effect any election for federal income tax purposes under Sections 108, 1017, 1033 or 4977 of the Code. The Company has not been informed or notified that any of its income, business, assets, operations or activities is subject to Tax by a Governmental Authority where the required Tax Return(s) have not been filed by the Company. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of the Code Section 6662. The Company has no liability for the Taxes of any other party under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law).

         Section 4.18. COMPLIANCE WITH LAWS. The Company has complied with all material Laws (including without limitation the rules, regulations and practices of the Commission), and neither the Company nor Transferor has received any written notice of any claim, which has not been dismissed or otherwise disposed of, that the Company has not so complied.

         Section 4.19. TITLE TO PROPERTIES.

         (a) As of the Closing Date, the Company will have good and marketable title, or with respect to the material assets which it then leases, valid leasehold rights, to all of the material assets owned by it, free and clear of all Encumbrances other than Permitted Encumbrances.

         (b) SCHEDULE 4.19 sets forth a complete and accurate list of all material real property, leasehold interests in real property and other interests in real property owned by the Company, and the Company has made available to Acquirer true and correct copies of all deeds, title documents and mortgages with respect thereto.

         (c) As of the Closing Date, the buildings, plants, structures and equipment, if any, of the Company will be (i) in reasonably good operating condition, ordinary wear and tear excepted, and will have been maintained by the Company in accordance with standard industry practice, (ii) suitable for the purposes used and (iii) adequate and sufficient for the normal operation of the Station, as presently conducted.

         Section 4.20. FCC LICENSES.

         (a) The FCC Licenses identified on SCHEDULE 4.20(A) comprise all of the FCC licenses, permits and other authorizations, including any temporary waiver or special temporary authorization, required in order to operate the Station as currently operated.

         (b) No action or proceeding is pending or threatened before the Commission or other Governmental Authority for the cancellation or material adverse modification of the FCC Licenses. The Company is current with all reports, filings and other matters relating to the Station that the Company is required to file with the Commission and the Company is not delinquent in the payment of any material fees and charges relating to the Station that are due to the Commission.

         (c) As of the Closing Date, the Company will be the authorized legal holder of each of the FCC Licenses and the FCC Licenses will be in full force and effect and no action or proceeding will be pending or threatened before the Commission for the cancellation of the FCC Licenses.

         Section 4.21. LITIGATION. There are no Governmental Orders and no Actions pending or, to the Company's and Transferor's knowledge, threatened against or affecting the Company, Transferor or the Station which challenges the validity or propriety of any of the transactions contemplated by this Agreement.

         Section 4.22. CERTAIN AGREEMENTS. Set forth on SCHEDULE 4.22 is an accurate and complete list of all contracts, agreements, leases, licenses, plans, arrangements or commitments, written or oral (collectively, "agreements")
(i) relating to the borrowing of money by the Company or to the guarantee or assumption by the Company of any obligations of others, or (ii) pursuant to which the Company is obligated to expend or has the right to receive more than $50,000 in any 12-month period and which is not subject to cancellation by the Company upon less than 60 days' notice without penalty, or (iii) not entered into in the ordinary course of business, or (iv) that is a collective bargaining agreement to or with any labor union or other employee representative of a group of employees, or (v) creating any joint venture, partnership or other arrangement (however named) involving a sharing or payment of profits, losses, costs, liabilities, sales or purchases. Each of such agreements (the "COMPANY AGREEMENTS") is a valid and binding agreement of the Company and (to the knowledge of the Company) the other party or parties thereto, enforceable against the Company and (to the knowledge of the Company) such other party or parties in accordance with its terms. The Company is not in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the Company under, any provision of any Company Agreement (other than any breach or default resulting from the action or inaction of Acquirer or any of its Affiliates under the TBA), and the Company has not received any notice from, or given any notice to, any other party indicating that the Company is in breach of or in default under any of such agreements. To the knowledge of the Company and Transferor, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by the Company of any such breach or default.

         Section 4.23. ERISA. Neither the Company nor any of its affiliates sponsor, maintain, contribute to (other than indirectly through the Administaff Client Service Agreement referred to below) or administer any employee benefit plan within the meaning of Section 3(3) of ERISA, including a multiemployer plan (within the meaning of Section 4001(a) of ERISA). All fees required to be paid by the Company to Administaff Companies, Inc. pursuant to the Client Service Agreement between the Company and Administaff Companies, Inc. are current as of the date of this Agreement and will be current as of the Closing Date. For purposes of this Section and Section 7.02(d) only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code.

         Section 4.24. INSURANCE. The Company maintains the policies of insurance described on SCHEDULE 4.24. All such policies are in full force and effect and all premiums have been paid in full to the extent payment was due.

         Section 4.25. BROKERAGE FEES. Neither Transferor nor its Affiliates have retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby, other than Bluestone Capital Partners, L.P. and Americom Radio Brokers, Inc. (the "TRANSFEROR'S BROKERS"). Transferor shall pay all costs and expenses of Transferor's Brokers in accordance with agreements therewith and jointly and severally indemnify and hold harmless Acquirer from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Transferor.

         Section 4.26. CERTAIN PAYMENTS. Since the inception of the Company, none of the Company or its Subsidiaries, or any director, officer, employee, or, to the knowledge of the Company, any agent (or employee thereof) of the Company or any Subsidiary or any other Person associated with or acting for or on behalf of the Company or any Subsidiary, other than Acquirer or any Affiliate of Acquirer, has directly or indirectly (a) made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company.

         Section 4.27. EMPLOYEES. Except as set forth on SCHEDULE 4.27, the Company has no employees as of the date of this Agreement, and, as of the Closing Date, it shall have no employees or obligations or liabilities with respect to former employees, other than those hired pursuant to the transactions contemplated hereby or as may be required under applicable Law.

         Section 4.28. LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of the Company's assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or, to the knowledge of the Company, threatened, nor is the Company aware of any labor organization activity involving employees of the Company.

         Section 4.29. ENVIRONMENTAL. The Company has not received any written notice of any investigation or inquiry by any Governmental Authority under any Environmental Laws relating to the ownership or operation of the Station. The Company has not disposed of any Hazardous Material on any of the assets of the Company in violation of Environmental Laws and, to the Company's knowledge, no condition exists on any of the assets of the Company which would subject the assets of the Company to any remedial obligations under any Environmental Laws.

         Section 4.30. PROPRIETARY INFORMATION AND OTHER RIGHTS. The Company has title and ownership of all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights, domain names and processes (collectively, "PROPRIETARY INFORMATION") necessary for its business as now conducted without any conflict with or infringement of the rights of others. The Company is not aware of any particular intellectual property that it believes is essential to its product or service development, to which it cannot obtain sufficient rights on reasonable terms. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Proprietary Information of any other Person. The Company has not violated and has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Proprietary Information of any other Person. To the knowledge of the Company, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted. Neither the execution nor delivery of this Agreement nor the carrying on of the Company's business by the employees of the Company nor the conduct of the Company's business as currently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF ACQUIRER

         Acquirer hereby represents and warrants to the Company and Transferor as follows:

         Section 5.01. ORGANIZATION AND GOOD STANDING. Acquirer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own and lease its properties and carry on its business as currently conducted.

         Section 5.02. DUE AUTHORIZATION; EXECUTION AND DELIVERY. Subject to the issuance of the Final Orders and any required compliance with the HSR Act, Acquirer has full power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to carry out its obligations hereunder. The execution and delivery by Acquirer of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquirer. This Agreement and the Ancillary Documents to which Acquirer is a party have been duly executed and delivered by Acquirer and constitute the legal, valid and binding obligations of Acquirer, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or general equitable principles. Neither the execution and delivery by Acquirer of this Agreement or the Ancillary Documents to which it is a party, nor the consummation of the transactions contemplated hereby and thereby will: (i) conflict with or result in a breach of the organizational documents of Acquirer; (ii) subject to the issuance of the Final Orders, violate any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental authority; or (iii) violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) any indenture, mortgage, lease, contract or other instrument to which Acquirer or any of its Affiliates is a party or by which it or any of its Affiliates is bound or affected.

         Section 5.03. GOVERNMENTAL CONSENTS. No consent, approval, authorization, license, exemption of, filing or registration with any court, governmental authority or administrative agency is required by Acquirer in connection with the execution and delivery of this Agreement or the consummation by it of any transaction contemplated hereby, other than the consent of the FCC or under the HSR Act.

         Section 5.04. LITIGATION. There is no order of any court, governmental agency or authority and no action, suit, proceeding or investigation, judicial, administrative or otherwise that is pending or, to Acquirer's knowledge, threatened against or affecting Acquirer which challenges the validity or propriety of any of the transactions contemplated by this Agreement.

         Section 5.05. BROKERAGE FEES. No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's or other fee, commission or expense reimbursement in connection with the transactions contemplated by this Agreement as a result of any agreement or action of Acquirer, other than Lehman Brothers, Inc. (the "ACQUIRER'S BROKER"). Acquirer shall pay all costs and expenses of the Acquirer's Broker in accordance with agreements therewith, and indemnify and hold harmless Transferor and its Affiliates from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Acquirer or any of its Affiliates.

         Section 5.06. QUALIFICATION. Acquirer is legally, financially and otherwise qualified to be the licensee of, acquire, own and operate the Station under the Communications Act and the rules, regulations and policies of the FCC. There are no facts that would, under existing law and the existing rules, regulations, policies and procedures of the FCC, disqualify Acquirer as an assignee of the FCC Licenses or as the owner and operator of the Station. No waiver of any FCC rule or policy is necessary for the FCC Consents to be obtained. There is no action, suit or proceeding pending or, to the knowledge of Acquirer, threatened against Acquirer which questions the legality or propriety of the transactions contemplated by this Agreement or could materially adversely affect Acquirer's ability to perform its obligations hereunder. Acquirer has and will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.

         Section 5.07. ACQUIRER SHARES. The Acquirer Shares have been duly authorized for issuance and, if and when delivered by Acquirer in accordance with the provisions of this Agreement, will be validly issued fully paid and nonassessable. The issuance of the Acquirer Shares pursuant to this Agreement is not subject to any preemptive or similar rights.

                                   ARTICLE VI
                     CERTAIN COVENANTS AND OTHER AGREEMENTS

         Section 6.01. CONDUCT AND PRESERVATION OF BUSINESS.

         (a) Except actions or inaction of Acquirer or its Affiliates pursuant to the TBA, or as expressly provided in this Agreement, during the period from the date hereof to the Closing, the Company shall not, and Transferor shall not permit the Company to, without the prior written consent of Acquirer:

                  (i) incur, guarantee or assume any indebtedness for borrowed money in respect of the Station, other than indebtedness to Acquirer, or in accordance with the Bridge Loan Agreement;

                  (ii) mortgage or pledge any of the assets of the Company to any person other than Acquirer, and other than in accordance with the Bridge Loan Agreement, or create or suffer to exist any Encumbrance thereupon, other than the Permitted Encumbrances and Encumbrances in favor of Acquirer, or in accordance with the Bridge Loan Agreement;

                  (iii) sell, lease, transfer or otherwise dispose of, directly or indirectly, any material part of the assets of the Company, other than in accordance with the Bridge Loan Agreement;

                  (iv) amend, modify or change any existing material lease, contract, FCC License or agreement relating to the Station;

                  (v) take any action which would or might make any of the representations or warranties of Transferor or the Company contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied;

                  (vi) issue or sell any of the capital stock of the Company, or grant or commit to grant any options, warrants or other rights to subscribe for, or purchase, or otherwise acquire, any shares of capital stock of the Company, or issue or commit to issue any securities convertible into or exchangeable for shares of capital stock of the Company;

                  (vii) change or amend the Articles of Incorporation or Bylaws of the Company;

                  (viii) allow any material contract of the Company to be terminated or to be modified prior to the full term of the contract; or

                  (ix) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

         Section 6.02. ACCESS TO RECORDS AND PROPERTIES. Subject to requirements of confidentiality imposed by contract or by law, Transferor will, and Transferor will cause the Company to, (a) make available to Acquirer and its accountants, counsel and other representatives, access during normal business hours to the properties, books and records of Transferor relating to the Company and to the properties, books and records of the Company, and will allow Transferor's and the Company's officers and representatives to be available to Acquirer for consultation, and (b) furnish Acquirer with copies of all such contracts, books and records, and other existing documents and data relating to the Company or the assets of the Company as Acquirer may reasonably request, and
(c) furnish Acquirer with such additional financial, operating, and other data and information relating to the Company or the assets of the Company as Acquirer may reasonably request.

         Section 6.03. TAXES; OTHER CHARGES. All sales, use, value added, transfer, registration, stamp, deed and similar Taxes ("TRANSFER TAXES") resulting from the consummation of the transactions contemplated hereby shall be borne by Transferor. The parties shall cooperate in obtaining all exemptions from such Transfer Taxes. Transferor shall file all necessary documentation with respect to, and make all payments of, such Transfer Taxes on a timely basis.

         Section 6.04. BEST EFFORTS. The Company, Transferor and Acquirer shall take all reasonable action necessary to consummate the transactions contemplated by this Agreement and will use all necessary and reasonable means at its disposal to obtain all necessary consents and approvals of other persons and Governmental Authorities required to enable it to consummate the transactions contemplated by this Agreement, including the consent of the FCC and any necessary filings and consents under the HSR Act. Except as otherwise provided herein, each of the Company, Transferor and Acquirer acknowledges and agrees that it shall pay all costs, fees and expenses incurred by it in obtaining such necessary consents and approvals (it being understood that Acquirer shall pay all filing fees in connection with notification filings under the HSR Act). Each party shall promptly make all filings, applications, statements and reports to all governmental agencies or entities which are required to be made prior to the Closing Date by or on its behalf pursuant to any statute, rule or regulation in connection with the transactions contemplated by this Agreement, and copies of all such filings, applications, statements and reports shall be provided to the other. If the FCC determines that the transactions contemplated hereby or a portion thereof are inconsistent or violative of FCC rules or regulations, the parties agree that they will, to the extent practicable, negotiate in good faith to amend, modify or restructure the transactions contemplated hereby so as to be consistent with FCC rules and regulations.

         Section 6.05. PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, all notices to third parties and other publicity relating to the transactions contemplated by this Agreement shall be jointly planned by Transferor and Acquirer; it being understood by the Company and

Transferor that Acquirer is a public company subject to disclosure requirements, and this covenant shall be subject to Acquirer's requirements thereunder.

         Section 6.06. REGISTRATION RIGHTS. Upon Closing, Acquirer and Transferor shall enter into a registration rights agreement in substantially the same form as the Form of Registration Rights Agreement attached hereto as
EXHIBIT 6.06.

         Section 6.07. COMPLIANCE WITH COVENANTS. Between the date hereof and the Closing, the Company and Transferor will comply in all material respects with all covenants set forth in Articles VI and VII of the Bridge Loan Agreement and Acquirer shall comply, and shall cause its Affiliates to comply, in all material respects with all covenants of Acquirer and its Affiliates set forth in the TBA.

         Section 6.08. NOTIFICATION. Between the date hereof and the Closing, the Company and Transferor will promptly notify Acquirer in writing if the Company or Transferor become aware of any fact or condition that causes or constitutes a breach of any of the Company's or Transferor's representations and warranties as of the date hereof, or if the Company or Transferor become aware of the occurrence after the date hereof of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, the Company and Transferor will promptly notify Acquirer of the occurrence of any breach of any covenant of the Company or Transferor in this Section 6 or Article VI or VII of the Bridge Loan Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Section 3 impossible or unlikely. During the same period, Acquirer will promptly notify the Company and Transferor of the occurrence of any breach of any covenant of the Acquirer in this Section 6 or the TBA or of the occurrence of any event that may make the satisfaction of the conditions in
Section 3 impossible or unlikely.

         Section 6.09. NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Article VIII, the Company and Transferor will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any person (other than Acquirer) relating to any transaction involving the sale of the assets of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

         Section 6.10. TAX COVENANTS.

         (a) Without the prior written consent of Acquirer, which consent shall not be unreasonably withheld, the Company shall not make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any material amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to the extension or waiver of the limitations period applicable to any Tax claim or assessment, surrender any right to claim a Tax refund or take or omit to take any other action outside the ordinary course of business if such action or omission would have the effect of materially increasing the Tax liability of the Company (including any such increase that would occur in Tax periods after the Closing Date).

         (b) All Tax Returns not required to be filed on or before the date of this Agreement (i) will, to the extent required to be filed on or before the Closing Date, be filed in accordance with applicable Laws, and (ii) as of the time of filing, will correctly reflect the income, business, assets, operations, activities and status of the Company and any other information required to be shown therein in all material respects.

         Section 6.11. POST-CLOSING TAX MATTERS.

         (a) Transferor shall file or cause to be filed when due all Tax Returns due to be filed on or prior to the Closing Date and all U.S. federal, state and local income and franchise Tax Returns with respect to the Company with respect to the taxable periods ending on or before the Closing Date.

         (b) Acquirer shall file or cause to file when due all other Tax Returns with respect to the Company due to be filed after the Closing Date.

         (c) After the Closing Date, each of Transferor and Acquirer shall:

                  (i) assist (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with this Agreement;

                  (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns and payments in respect thereof;

                  (iii) make available to the other and to any taxing authority as reasonably requested all relevant information, records, and documents relating to Taxes;

                  (iv) provide timely notice to the other in writing of any pending or proposed audits or assessments with respect to Taxes for which the other may have a liability under this Agreement;

                  (v) furnish the other with copies of all relevant correspondence received from any taxing authority in connection with any audit or information request with respect to any Taxes referred to in subsection (iv) above; and

                  (vi) bear the other party's reasonable out-of-pocket expenses in complying with a request by a party for the other party's assistance or cooperation to the extent that those expenses are attributable to fees and other costs of unaffiliated third- party service providers.

         6.12. MODIFICATION APPLICATION. Neither Transferor nor the Company shall take any action to terminate the Modification Application without the prior written consent of Acquirer. Transferor and the Company shall, with the agreement of Acquirer and at Acquirer's expense, take such actions as are required by the Commission in order to obtain the FCC's approval of the Modification Application.

         6.13. EMPLOYMENT MATTERS. Set forth on SCHEDULE 6.13 is an accurate and complete list of the names, positions and salaries of the local management personnel of the Company (the "MANAGEMENT PERSONNEL"). Between the date hereof and the Closing, The Company shall deliver to Purchaser a revised SCHEDULE 6.13 updating the information as to the Management Personnel.

                                   ARTICLE VII
                                 INDEMNIFICATION

         Section 7.01. SURVIVAL. All representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto and shall survive the Closing for twelve months after the Closing Date, except for
(i) the representations and warranties provided in Sections 4.01, 4.04, 4.05, 4.06(a)(i), 4.20(c), 4.23, 4.25, 5.01, 5.02, 5.05, 5.06 and 5.07, which shall survive indefinitely, and (ii) the representations and warranties provided in
Section 4.17, which shall not survive the Closing.

         Section 7.02. INDEMNIFICATION BY TRANSFEROR. Subject to the limitations set forth in Sections 7.01 and 7.04, Transferor shall indemnify and hold harmless Acquirer and its officers, directors, employees, agents, permitted assigns, Affiliates and successors thereof from, against, for and in respect of:

         (a) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action and encumbrances (collectively, "LOSSES") suffered, sustained, incurred or required to be paid by Acquirer and arising from the breach of any written representation, warranty, agreement or covenant of Transferor or the Company contained in this Agreement, except to the extent that the same result in a reduction in the Purchase Price pursuant to
Section 2.02;

         (b) all customary costs and expenses (including, without limitation, customary attorneys' fees, interest and penalties) incurred by Acquirer in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 7.02;

         (c) any Losses arising from any cleanup or other remediation of or arising from any cleanup, removal, containment or other remediation (collectively, "CLEANUP") required by applicable law or regulation of, or any other damage arising from, any Hazardous Substance, Cleanup or breach of Environmental Law; and

         (d) any Losses arising from or in connection with the maintenance by Transferor, the Company or any affiliate of Transferor of any employee benefit plan (as defined in Section 3(3) of ERISA), or by reason of the Company's contractual arrangement with the Administaff Companies, Inc. (the "CLIENT SERVICE AGREEMENT"), including, without limitation, any liability to the Pension Benefit Guaranty Corporation, the IRS, a Multiemployer Plan or employees or former employees (or their beneficiaries) of Transferor, the Company or any affiliate of Transferor or the Company arising out of or relating to the Client Service Agreement and/or the maintenance, administration or termination or any other reason of any such plans, the trusts related to such plans, or employment with Transferor, the Company or any affiliate of Transferor or the Company on or prior to the Closing Date.

         THE PROVISIONS OF THIS INDEMNITY SHALL NOT BE THE SOLE REMEDY IN THE CASE OF INTENTIONAL MISREPRESENTATIONS, FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

         Section 7.03. INDEMNIFICATION BY ACQUIRER. Subject to the limitations set forth in Sections 7.01 and 7.04, Acquirer shall indemnify and hold the Company and Transferor and the officers, directors, employees, trustees, agents, permitted assigns, Affiliates and successors thereof harmless from, against, for and in respect of:

         (a) any and all Losses suffered, sustained, incurred or required to be paid by Transferor and arising from the breach of any written representation, warranty, agreement or covenant of Acquirer contained in this Agreement, or the ownership and operation by Acquirer of the Station after the Closing;

         (b) any and all Losses relating to the Liabilities of the Company arising from and after the Closing Date;

         (c) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by Transferor or the Company in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 7.03; and

         (d) Notwithstanding any other provision in this Agreement, any indemnification payment made by Acquirer to the Transferor pursuant to this
Section VII shall be made in Acquirer's shares based on the fair market value of such shares on the date of delivery of such shares, rather than in cash or other consideration. For this purpose, the "fair market value" of a share of stock for any date shall be the average closing price per share of such stock as listed on NASDAQ for the ten (10) trading day period immediately preceding the business day preceding such date.

         The PROVISIONS OF THIS INDEMNITY SHALL NOT BE THE SOLE REMEDY IN THE CASE OF INTENTIONAL MISREPRESENTATIONS, FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

         Section 7.04. INDEMNIFICATION PROCEDURES. The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or indemnified third parties shall be subject to the following terms and conditions:

         (a) The indemnified party shall give prompt written notice (which in no event shall exceed 30 days from the date on which the indemnified party first became aware of such claim or assertion) to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in Article VII hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known. The failure to so notify, or any delay in so notifying, the indemnifying party will not relieve the indemnifying party of its obligations under Article VII, except solely to the extent that the indemnifying party can demonstrate that such failure actually and materially prejudices the defense of the Action by the indemnifying party. Within 10 days of delivery of such notice, the indemnifying party shall advise the indemnified party (i) whether it disputes the claim for indemnification and (ii) whether the indemnifying party desires at its sole cost and expense to defend such Action.

         (b) In the event that the indemnifying party notifies the indemnified party within the notice period specified in clause (a) of this Section 7.04 that the indemnifying party does not dispute the indemnifying party's obligation to indemnify hereunder and desires to defend the indemnified party against such claim and, except as hereunder provided, the indemnifying party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the indemnifying party to final conclusion; provided that, unless the indemnified party otherwise agrees, the indemnifying party may not compromise or settle any matter (in whole or in part) (i) without obtaining a complete and unconditional release of the indemnified party, (ii) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party, and (iii) unless there is no finding or admission of any violation of law or any violation of the rights of any other Person and no effect on any claims that may be made against the indemnified party. If the indemnifying party elects not to defend the indemnified party against such claim, whether by failure of the indemnifying party to give the indemnified party timely notice as provided above or otherwise, then the indemnified party may assume the defense thereof, shall have the right to undertake the defense of, compromise or settle such proceedings and the indemnifying party shall, upon request of the indemnified party, pay to such indemnified party, in accordance with the terms of this Article VII, the amount of Losses resulting from such proceeding; provided, however, that such proceeding shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the indemnifying party's right to object to any proposed compromise or settlement shall be conditioned upon such indemnifying party acknowledging to the indemnified party that such indemnifying party shall be solely responsible (as between the indemnifying party and the indemnified party) for all liabilities and obligations arising from the matter proposed to be compromised or settled. If any Action, suit or proceeding is brought against the indemnified party with respect to which the indemnifying party may have liability under the indemnity agreements contained in Article VII hereof, the Action, suit or proceeding shall, upon the written acknowledgment by the indemnifying party that it is obligated to indemnify under such indemnity agreement, be defended (including all proceedings on appeal or for review which counsel for the indemnified party shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense unless
(i) the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized in writing by the indemnifying party in connection with the defense of such Action, suit or proceeding, or (ii) counsel to such indemnified party shall have reasonably concluded and specifically notified the indemnifying party that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action, suit or proceeding involves or could have an effect upon matters beyond the scope of the indemnity agreements contained in Article VII hereof, in any of which events the indemnifying party, to the extent made necessary by such defenses, shall not have the right to direct the defense of such Action, suit or proceeding on behalf of the indemnified party. In the latter such case only that portion of such fees and expenses of the indemnified party's separate counsel reasonably related to matters covered by the indemnity agreements contained in
Article VII hereof shall be borne by the indemnifying party. The indemnified party shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not it is represented by separate counsel.

         (c) The defending party shall make available to the non-defending party and its attorneys and accountants all books and records of the non-defending party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such Action, suit or proceeding.

         (d) There shall be no indemnification recoverable against a party otherwise obligated to provide indemnification therefor under this Article VII until the Losses by the party seeking such indemnification exceed $150,000 in the aggregate (the "BASKET AMOUNT") (other than the payment of Taxes relating to the Straddle Period), and once all such Losses exceed the Basket Amount, such party shall only be obligated to the other party for Losses in excess of the Basket Amount (other than the payment of Taxes relating to the Straddle Period).

         (e) Transferor shall not be required to pay any amount in satisfaction of the indemnification obligations of Transferor pursuant to this Article VII in excess of the Purchase Price received by Transferor.

         (f) A waiver of a condition to Closing hereunder shall not preclude the waiving party from being indemnified hereunder.

         Section 7.05 TAX INDEMNIFICATION BY TRANSFEROR.

         (a) Transferor shall pay, indemnify and hold harmless Acquirer, the Company and its successors, from and against all liabilities for Taxes of the Company for taxable periods ending on or before the Closing Date. For purposes of the preceding sentence, the Closing Date shall be treated as the last day of a taxable period whether or not the taxable period in fact ends on the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date (the "STRADDLE PERIOD"), the portion of such Tax which relates to the portion of such a taxable period ending on the Closing Date shall, (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax based upon or related to income or receipts deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date, except that exemptions, allowances and deductions that are calculated on an annual basis (such as depreciation) shall be apportioned on a per diem basis. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company. Transferor and Acquirer shall each bear their own costs in determining the amount due under this Section 7.05. For purposes of this
Section 7.05 (and the calculation of any indemnity), any interest, penalties or additions to tax accruing after the Closing Date with respect to a liability for Taxes for which Transferor indemnifies Acquirer, the Company shall be deemed to be attributable to a taxable period ending on or before the Closing Date.

         (b) (i) Acquirer and the Company shall include in their notice of any claim for indemnification pursuant to this Section 7.05 a calculation of the amount of the requested indemnity payment. If Transferor disagrees with the calculation of the indemnity payment, Transferor and Acquirer shall attempt to resolve such disagreement within a period of 45 days from the date Transferor receives the notice of claim for indemnification. If the parties fail to reach an agreement at the end of such period, such disagreement shall be submitted to a nationally-recognized firm of independent certified public accountants mutually selected by Transferor and Acquirer, whose determination shall be final and binding on all parties. The cost of such nationally-recognized firm of independent certified public accounts shall be borne equally by Transferor and Acquirer.

                  (ii) Within 10 days after the indemnity calculation has been resolved or determined, Transferor shall pay to Acquirer and the Company (and their successors) such amounts as have been determined to be due Acquirer and the Company (and their successors) as a result of the indemnification provided in Section 7.05; provided, however, that Transferor's indemnification obligations under this Section 7.05 shall be subject to the limitations on indemnification set forth in this Article VII.

         (c) (i) Each of Acquirer, the Company and Transferor will provide the other parties with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any audit or other examination by any Governmental Authority, any judicial or administrative proceedings relating to liability for Taxes, or any other claim arising under this Agreement, and each will retain and provide the others with any records or information that may be relevant to any such Tax Return, audit or examination, proceeding or claim. The party requesting assistance hereunder shall reimburse the other parties for reasonable , out-of-pocket expenses incurred in providing such assistance. Notwithstanding any other provision of this Section 7.05(c), each party hereby agrees that it will retain, until all appropriate statutes of limitations (including any extensions) expire, copies of all Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns, except for such Tax Returns, supporting work schedules and other records which another party shall acquire as a consequence of this Agreement, and that it will not destroy or otherwise dispose of such materials without first providing the other relevant party with a reasonable opportunity to review and copy such materials.

                  (ii) If Transferor or Acquirer, as the case may be, fails to provide any information requested by another party within a reasonable period, or otherwise fail to do any act required of them under Section 7.05, then such party shall be obligated, notwithstanding any other provision of this Agreement, to indemnify such other party and shall so indemnify such other party and hold such other party harmless from and against any and all costs, claims, or damages, including, without limitation, all Taxes or deficiencies thereof, payable as a result of such failure, subject, however, to the limitations on indemnification set forth in this Article VII.

         Section 7.06. TAX INDEMNIFICATION BY ACQUIRER.

         (a) Acquirer shall be solely liable for Taxes of the Company for all Taxable Years and periods commencing after the Closing Date. Acquirer shall cause to be prepared and duly file all Tax Returns of the Company for Taxable Periods commencing after the Closing Date. Acquirer shall pay all Taxes whether or not shown to be due on such Tax Returns for all periods covered by such Tax Returns. Notwithstanding the foregoing, except to the extent provided in Section 7.06(b), Acquirer shall be liable for, and shall indemnify and hold harmless Transferor against, any and all Taxes for any Taxable Year or Taxable Period commencing after the Closing Date due or payable by the Company.

         (b) Acquirer shall cause the Company to pay all Taxes due for any Taxable year or Taxable period relating to the Straddle Period (subject to Purchaser's right to indemnification under Section 7.05(a)). To the extent that the Taxes that would have been due if the Straddle Period had ended on the Closing Date are less than the Taxes for the Straddle Period paid by the Company or Transferor prior to the Closing Date, such shortfall shall be paid by Acquirer to Transferor at the time that any payment for such Taxes is due. Acquirer shall be liable for, and shall indemnify and hold harmless Transferor against, all Taxes for the Straddle Period for which Transferor is not responsible under Section 7.05(a).

         (c) Except as otherwise set forth in this Agreement, to the extent any refunds or credits with respect to the Taxes paid by the Company are attributable to Taxable periods commencing before and ending before the Closing Date, such refunds or credits shall belong to Transferor. Except as provided in the immediately succeeding sentence, to the extent that any refunds or credits with respect to Taxes paid by the Company are attributable to Taxable periods commencing on or after the Closing Date, such refunds or credits shall belong to Acquirer. To the extent that any refunds or credits with respect to Taxes paid by the Company are attributable to the Straddle Period, such refunds and credits shall belong to the party who bears responsibility for such Taxes pursuant to Sections 7.05 and 7.06. Acquirer shall cause the Company to forward to Transferor or to reimburse Transferor for any refunds or credit belonging to Transferor within two business days from receipt thereof by any of Acquirer or the Company. Transferor shall forward to Acquirer or reimburse Acquirer for any refunds or credits belonging to Acquirer within two business days from receipt thereof by Transferor. Any refunds or reimbursements not made within the two-business day period specified above shall bear interest from the date received by the refunding or reimbursing party at the rate for Tax deficiencies under Section 6621 of the Code.

         (d) In addition to the provisions in this Section 7.06, it is intended that the provisions in Section 7.05 will apply to Acquirer to the extent appropriate.

                                  ARTICLE VIII
                                   TERMINATION

         Section 8.01. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

         (a) by mutual written consent of Transferor and Acquirer; or

         (b) by either Transferor on the one hand (following repayment of all amounts due to Acquirer by any party under the Bridge Loan Agreement in accordance with the terms thereof) or Acquirer on the other hand if the Closing shall not have occurred on or before June 1, 2001, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (b); or

         (c) by either Transferor on the one hand (following repayment of all amounts due to Acquirer by any party under the Bridge Loan Agreement in accordance with the terms thereof) or Acquirer on the other hand if there shall be any Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable; or

         (d) by Transferor (following repayment of all amounts due to Acquirer by any party under the Bridge Loan Agreement in accordance with the terms thereof), if (i) any of the material representations and warranties of Acquirer contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date), in any respect which is material to Acquirer or the ability of Acquirer to consummate the transactions contemplated hereby, or (ii) Acquirer shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of Acquirer under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days after written notice thereof from Transferor to Acquirer; provided that Acquirer shall have no opportunity to cure its failure to timely pay the Purchase Price; or

         (e) by Acquirer, if (i) any of the material representations and warranties of the Company or Transferor contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date), in any respect which is material to Transferor or the ability of Transferor to consummate the transactions contemplated hereby, or (ii) Transferor or the Company shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of the Company or Transferor under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days after written notice thereof from Acquirer to the Company and Transferor.

         Section 8.02. CERTAIN REMEDIES NOT EXCLUSIVE. Except as specifically set forth herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         Section 8.03. SPECIFIC PERFORMANCE. It is understood and agreed that money damages would not be sufficient remedy for Transferor's or Acquirer's failure to perform under this Agreement, the Bridge Loan Agreement and the Ancillary Documents, including Transferor's failure to transfer the Shares to Acquirer and Acquirer's payment of the Purchase Price and advancement of funds under the Bridge Loan Agreement in accordance with the terms thereof, that Acquirer or Transferor, as the case may be, would be irreparably harmed by such a breach and that Acquirer and Transferor shall be entitled to specific performance and injunctive relief as remedies for any such breach.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         Section 9.01. EXPENSES. Except as otherwise expressly provided herein, each party shall pay the fees and expenses incurred by it in connection with the transactions contemplated by this Agreement. If any action is brought for breach of this Agreement or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover court costs, arbitration expenses and reasonable attorneys' fees.

         Section 9.02. AMENDMENT. This Agreement may be amended at any time but only by an instrument in writing signed by the parties hereto.

         Section 9.03. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) mailed by certified mail, return receipt requested, or delivered by nationally recognized "next-day" delivery service, to the parties at the addresses set forth below (or at such other address for a party as shall be specified by like notice), or (ii) sent by facsimile to the number set forth below (or such other number for a party as shall be specified by proper notice hereunder), or (iii) sent by email to the email address set forth below (or such other email address for a party as shall be specified by proper notice hereunder):

         If to Acquirer, to:        Spanish Broadcasting System, Inc.
                                    3191 Coral Way
                                    Miami, Florida  33145
                                    Attention: Joseph A. Garcia
                                    Facsimile: (305) 446-5148
                                    Email: bgerdts@sbscorporate.com

         with copies (which shall not constitute notice) to:

                                    Kaye, Scholer, Fierman, Hays & Handler, LLP
                                    901 Fifteenth Street, N.W.
                                    Washington, D.C. 20005
                                    Attention: Jason L. Shrinsky
                                    Facsimile: 202-682-3580
                                    Email:

         If to Transferor, to:      New World Broadcasters Corp.
                                    1333 Corporate Drive, Suite 350
                                    Irving, Texas  75038
                                    Attention:  James L. Anderson
                                    Facsimile: 972-550-5517
                                    Email:  jim@rodriguezcom.com

         with copies (which shall not constitute notice) to:

                                    Thompson & Knight L.L.P.
                                    1700 Pacific Ave., Suite 3300
                                    Dallas, Texas 75201
                                    Attention:  David Emmons
                                    Facsimile:  (214) 969-1751
                                    Email: emmonsd@tklaw.com

         Section 9.04. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other, except that Acquirer may assign to any wholly owned subsidiary of Acquirer or to Acquirer's lender that will lend to Acquirer the funds that Acquirer will in turn lend pursuant to the Bridge Loan Agreement any of Acquirer's rights, interests or obligations hereunder, upon notice to the Company and Transferor; provided that no such assignment shall relieve Acquirer of its obligations hereunder or delay Closing.

         Section 9.05. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9.06. HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         Section 9.07. ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, conveyances or undertakings other than those expressly set forth herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter.

         Section 9.08. WAIVER. No attempted waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement, will be effective unless evidenced by an instrument in writing by the party against whom the enforcement of any such waiver or consent is sought.

         Section 9.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         Section 9.10. SEVERABILITY. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced under any rule or law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 9.11. INTENDED BENEFICIARIES. The rights and obligations contained in this Agreement are hereby declared by the parties hereto to have been provided expressly for the exclusive benefit of such entities as set forth herein and shall not benefit, and do not benefit, any unrelated third parties.

         Section 9.12. CONSENT TO JURISDICTION.

         (a) The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this

Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

         (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in subsection (a) above by the mailing of a copy thereof in the manner specified by the provisions of Section 9.03.

         Section 9.13. MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

         Section 9.14. HSR ACT. Marcos A. Rodriguez represents and warrants that, for the purposes of the HSR Act, he is the ultimate parent entity of Transferor and that he does not have total assets of more than $10 million as such assets are calculated pursuant to regulations adopted under the HSR Act, and Mr. Rodriguez agrees to indemnify and hold harmless Acquirer and its officers, directors, employees, agents, permitted assigns, Affiliates and successors from, against, for and in respect of any Losses arising from his failure to file under and comply with the HSR Act with respect to the transactions contemplated hereby.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written by their respective officers thereunto duly authorized.

                                   THE "COMPANY"
                                   910 BROADCASTING CORP.

                                   By: /s/ MARCOS A. RODRIGUEZ
                                       -----------------------
                                       Marcos A. Rodriguez,
                                       Chairman of the Board
                                       and Chief Executive Officer

                                   "TRANSFEROR"
                                   NEW WORLD BROADCASTERS CORP.

                                   By: /s/ MARCOS A. RODRIGUEZ
                                       -----------------------
                                       Marcos A. Rodriguez,
                                       Chairman of the Board
                                       and Chief Executive Officer

                                   "ACQUIRER"
                                   SPANISH BROADCASTING SYSTEM, INC.

                                   By: /s/ RAUL ALARCON, JR.
                                       -----------------------
                                       Raul Alarcon, Jr.,
                                       Chairman of the Board, Chief Executive
                                       Officer and President

         Marcos A. Rodriguez has executed this Agreement for the sole purpose of making the representations, and warranties with respect to himself set forth in
Section 9.14 and for the purpose of making the agreements set forth in such section.


                                            /s/ MARCOS A. RODRIGUEZ
                                            -----------------------
                                            Marcos A. Rodriguez

                             910 Broadcasting, Inc.
                                   Schedules

                                 SCHEDULE 4.02
                             FOREIGN QUALIFICATIONS

                   ENTITY                                   JURISDICTION
                   ------                                   ------------
                   Seller                                   None
                   The Company                              None

                                  SECTION 4.04
                             OTHER EQUITY INTERESTS

None

                                SCHEDULE 4.06(A)
                           NONCONTRAVENTION - COMPANY

None

                                SCHEDULE 4.06(B)
                           NONCONTRAVENTION - SELLER

None

                                  SCHEDULE 4.07
                             GOVERNMENTAL APPROVALS

None

                                  SCHEDULE 4.14
                              FINANCIAL STATEMENTS

(i)      December 31, 1999 Balance Sheet - See attached
(ii)     March 31, 2000 Balance Sheet - See attached

                          NEW WORLD BROADCASTERS CORP.
                                  BALANCE SHEET

                                AS OF 12/31/1999

                                                                                 1999
                                                                               ACTUALS
                                                                             Sub Account
                                                                            K X E B 910 AM

                                                         ASSETS

Current Assets:

Accounts Receivable                                          61,645.95
Bad Debt Reserve                                             (5,668.36)
Accounts Receivable - Employee                                2,042.00
                                                              4,337.19
                                                         -------------
Total Current Assets                                                                $62,356.78

Fixed Assets:

Studio Equipment                                              1,000.00
Tower                                                        75,000.00
Transmitter Equipment                                        88,500.00
Description & Amortization                                  (50,719.00)
                                                         -------------
Total Fixed Amounts                                                                $113,781.00

Other Assets:

FCC License                                                 535,500.00
Intercompany - Stations                                     (99,921.90)
Intercompany - N W B C                                    (777, 836.71)
                                                         -------------
Total Other Assets                                                               $ (342,250.70)
                                                                                 -------------
TOTAL ASSETS                                                                                          $(166,120.92)
                                                                                                      ------------



                          NEW WORLD BROADCASTERS CORP.
                                  BALANCE SHEET

                                AS OF 12/31/1999

                                                                                1999
                                                                              ACTUALS
                                                                            Sub Account
                                                                           X X E B 910 AM

                                               LIABILITIES AND EQUITY

Current Liabilities:

Customer Deposits                                             1,200.00
Accrued Miscellaneous Expenses                                1,040.00
Settlement Agrmnt/T. Rodriguez                               25,000.00
                                                          ------------
Total Current Liabilities                                                      $   27,240.00

Long Term Liabilities
                                                          ------------

Total Long Term Disabilities                                                   $        0.00
                                                                               -------------

TOTAL LIABILITIES                                                              $   27,240.00

EQUITY:

Retained Earnings                                          (57,874.71)
Current Your Retained Earnings                           $(135,486.21)

TOTAL EQUITY                                                                   $(193,360.92)
                                                                               -------------

TOTAL LIABILITIES & EQUITY                                                                            $(166,120.92)


                          NEW WORLD BROADCASTERS CORP.
                                INCOME STATEMENT

                        PERIOD: 12/01/1999 TO 12/31/1999

                               1999 CURRENT PERIOD      1999 YEAR-TO-DATE        1999 CURRENT PERIOD           1999 YEAR-TO-DATE
                                     ACTUALS                 ACTUALS                   BUDGETS                      BUDGETS
                                                                                  Budget:  OPERATING          Budget:  OPERATING
                                   Sub Account             Sub Account               Sub Account                  Sub Account
                                  K X E B 910 AM         K X E B 910 AM             K X E B 910 AM              K X E B 910 AM
                                      Amount                 Amount             Amount          Ratio         Amount        Ratio
REVENUE

Local Direct                           38,285.00              66,810.00           0.00           0.00      16,600.00      999.99
Local Agency                              825.00               4,325.00           0.00           0.00       2,700.00      999.99
Brokered Time                           4,200.00              50,100.00      45,000.00         999.99      67,000.00      999.99
Sports                                      0.00              14,300.00           0.00           0.00      15,850.00      999.99
                                      ----------            -----------     ----------         ------    -----------      ------
Total Time Income                     $43,310.00            $135,535.00     $45,000.00         999.99    $102,150.00      999.99
Miscellaneous Income                    1,370.00               1,395.00           0.00           0.00           0.00        0.00
                                      ----------            -----------     ----------         ------    -----------      ------
Total Other Income                     $1,370.00              $1,395.00          $0.00           0.00          $0.00        0.00
                                      ==========            ===========     ==========         ======    ===========      ======

TOTAL REVENUE                         $44,680.00            $136,930.00     $45,000.00         999.99    $102,150.00      999.99



                          NEW WORLD BROADCASTERS CORP.
                                INCOME STATEMENT

                         PERIOD 12/01/1999 TO 12/31/1999




                               1999 CURRENT PERIOD       1999 YEAR-TO-DATE         1999 CURRENT PERIOD         1999 YEAR-TO-DATE
                                     ACTUALS                  ACTUALS                    BUDGETS                    BUDGETS
                                                                                   Budget:  OPERATING          Budget:  OPERATING
                                   Sub Account              Sub Account                Sub Account                Sub Account
                                  K X E B 910 AM          K X E B 910 AM             K X E B 910 AM              K X E B 910 AM
                                      Amount                  Amount               Amount         Ratio       Amount        Ratio
VARIABLE DEPARTMENT

Agency Commissions                          0.00                   705.00        6,750.00       999.99    10,455.00       999.99
Bad Debt Expense                          651.90                 2,034.91          675.00       999.99     1,532.00       999.99
Music License Fee                       9,478.59                12,672.44        1,277.00       999.99     3,223.00       999.99
                                      ----------               ----------       ---------       ------   ----------
TOTAL VARIABLE                        $10,130.49               $15,412.35       $8,702.00       999.99   $15,210.00       999.99


                          NEW WORLD BROADCASTERS CORP.
                                INCOME STATEMENT

                        PERIOD: 12/01/1999 TO 12/31/1999

                                     1999 CURRENT PERIOD      1999 YEAR-TO-DATE     1999 CURRENT PERIOD       1999 YEAR-TO-DATE
                                           ACTUALS                 ACTUALS                BUDGETS                  BUDGETS
                                                                                     Budget: OPERATING       Budget: OPERATING
                                         Sub Account             Sub Account            Sub Account              Sub Account
                                       K X E B 910 AM           K X E B 910 AM         K X E B 910 AM           K X E B 910 AM
                                           Amount                   Amount          Amount      Ratio       Amount      Ratio
ENGINEERING DEPARTMENT
Eng. Salaries                              1,770.84               10,625.02       2,361.00     999.99     14,166.00    999.99
Auto Expense                                   0.00                  161.40          50.00     999.99        300.00    999.99
Computer System Repair & Maint.                0.00                  814.13           0.00       0.00          0.00      0.00
Maintenance - Studio                           0.00                    0.00         250.00     999.99      1,500.00    999.99
Maintenance - Transmitter                      0.00                    0.00         225.00     999.99      1,350.00    999.99
Tower Rent                                 5,250.00               18,375.00       2,625.00     999.99     15,750.00    999.99
Telephone                                    285.28                  969.14         285.00     999.99      1,710.00    999.99
Transmitter Lines                              0.00                4,515.20       1,063.00     999.99      6,378.00    999.00
Utilities - Transmitter                      217.01                1,476.02         281.00     999.99      1,686.00    999.99
                                           --------               ---------       --------     ------     ---------
TOTAL ENGINEERING                         $7,523.13              $36,935.91      $7,140.00     999.99    $42,840.00    999.99


                          NEW WORLD BROADCASTERS CORP.
                                INCOME STATEMENT

                        PERIOD: 12/01/1999 TO 12/31/1999


                                  1999 CURRENT PERIOD      1999 YEAR-TO-DATE    1999 CURRENT PERIOD        1999 YEAR-TO-DATE
                                        ACTUALS                 ACTUALS               BUDGETS                   BUDGETS
                                                                                 Budget:  OPERATING        Budget:  OPERATING
                                      Sub Account             Sub Account           Sub Account               Sub Account
                                     K X E B 910 AM         K X E B 910 AM         K X E B 910 AM            K X E B 910 AM
                                         Amount                 Amount           Amount        Ratio        Amount       Ratio

PROGRAMMING  DEPARTMENT
Prog. Salaries - Other                   3,370.83              13,950.82       1,392.00     999.00        8,352.00    999.99
Music Service                                0.00                   0.00          90.00     999.99          540.00    999.99
                                        ---------             ----------      ---------     ------       ---------
TOTAL ENGINEERING                       $3,370.83             $13,950.82      $1,482.00     999.99       $8,892.00    999.99


                          NEW WORLD BROADCASTERS CORP.
                                INCOME STATEMENT

                        PERIOD: 12/01/1999 TO 12/31/1999

                                1999 CURRENT PERIOD      1999 YEAR-TO-DATE      1999 CURRENT PERIOD       1999 YEAR-TO-DATE
                                      ACTUALS                 ACTUALS                 BUDGETS                  BUDGETS
                                                                                 Budget:  OPERATING       Budget:  OPERATING
                                    Sub Account             Sub Account             Sub Account              Sub Account
                                   K X E B 910 AM         K X E B 910 AM           K X E B 910 AM           K X E B 910 AM
                                       Amount                 Amount             Amount       Ratio       Amount      Ratio

NEWS DEPARTMENT
                                        -----                  -----               -----        ----       -----
TOTAL NEWS                              $0.00                  $0.00               $0.00        0.00       $0.00        0.00



                          NEW WORLD BROADCASTERS CORP.
                                INCOME STATEMENT

                        PERIOD: 12/01/1999 TO 12/31/1999

                                   1999 CURRENT PERIOD      1999 YEAR-TO-DATE      1999 CURRENT PERIOD      1999 YEAR-TO-DATE
                                         ACTUALS                 ACTUALS                 BUDGETS                 BUDGETS
                                                                                   Budget:  OPERATING       Budget:  OPERATING
                                       Sub Account             Sub Account             Sub Account             Sub Account
                                      K X E B 910 AM         K X E B 910 AM          K X E B 910 AM           K X E B 910 AM
                                          Amount                 Amount             Amount       Ratio       Amount       Ratio

SALES DEPARTMENT
Sales Salaries - Guarantees               10,773.53              46,208.32         4,556.00    999.99      27,336.00   999.99
                                         ----------             ----------        ---------    ------     ----------
TOTAL SALES                              $10,773.53             $46,208.32        $4,556.00    999.99     $27,336.00   999.99


                          NEW WORLD BROADCASTERS CORP.
                                INCOME STATEMENT

                        PERIOD: 12/01/1999 TO 12/31/1999


                                      1999 CURRENT PERIOD      1999 YEAR-TO-DATE      1999 CURRENT PERIOD       1999 YEAR-TO-DATE
                                            ACTUALS                 ACTUALS                 BUDGETS                  BUDGETS
                                                                                       Budget:  OPERATING       Budget:  OPERATING
                                          Sub Account             Sub Account             Sub Account              Sub Account
                                         K X E B 910 AM         K X E B 910 AM           K X E B 910 AM           K X E B 910 AM
                                             Amount                 Amount             Amount        Ratio       Amount      Ratio
ADVERTISING & PROMOTION DEPARTMENT

Advertising                                   0.00                  143.08                0.00       0.00          0.00      0.00
                                           -------                --------
TOTAL ADVERTISING & PROMOTION                $0.00                  $143.08              $0.00       0.00         $0.00      0.00



                          NEW WORLD BROADCASTERS CORP.
                                INCOME STATEMENT

                        PERIOD: 12/01/1999 TO 12/31/1999


                                      1999 CURRENT PERIOD    1999 YEAR-TO-DATE     1999 CURRENT PERIOD        1999 YEAR-TO-DATE
                                            ACTUALS               ACTUALS                BUDGETS                   BUDGETS
                                                                                   Budget:  OPERATING         Budget:  OPERATING
                                          Sub Account           Sub Account            Sub Account               Sub Account
                                         K X E B 910 AM       K X E B 910 AM         K X E B 910 AM             K X E B 910 AM
                                             Amount               Amount           Amount        Ratio         Amount       Ratio

GENERAL & ADMINISTRATIVE DEPARTMENT
G&A Salaries - General Manager                      0.00            12,314.58     5,556.00      999.99       33,336.00    999.99
G&A Salaries - Other                            8,668.09            32,363.41     3,619.00      999.99       21,714.00    999.99
Administaff Charges                             3,421.85            16,147.42     3,005.00      999.99       14,110.00    999.99
Accounting Fees                                   208.00             1,040.00       208.00      999.99        1,248.00    999.99
Dues & Subscriptions & Fees                        25.00               150.00         0.00        0.00            0.00      0.00
Gen Bus Liability Ins                               0.00             3,585.51       750.00      999.99        4,500.00    999.99
Maintenance - Equipment                            75.54               608.75       215.00      999.99        1,290.00    999.99
Maintenance - Office                               90.66               327.81         0.00        0.00            0.00      0.00
Postage                                             0.00                 0.00       100.00      999.99          600.00    999.00
Rent - Equipment                                   20.78               141.72         0.00        0.00            0.00      0.00
Rent - Office                                   2,057.50             8,915.84     1,383.00      999.99        8,298.00    999.99
Staff/Vendor/Client Relations                       0.00                 0.00        75.00      999.99          450.00    999.99
Supplies - Office                                   0.00                 0.00        75.00      999.99          450.00    999.99
Taxes - Property                                (641.40)               190.60       208.00      999.99        1,248.00    999.99
Telephone - Line Charges                            0.00             4,911.57       388.00      999.99        2,328.00    999.99
Telephone - Long Distance                           0.00                 0.00        50.00      999.99          300.00    999.99
Traffic Software                                  208.84             1,461.85       100.00      999.99          600.00    999.99
                                              ----------           ----------   ----------      ------      ----------

TOTAL  GENERAL & ADMINISTRATIVE               $14,138.16           $82,159.06   $15,732.00      999.99      $90,472.00    999.99
                                              ----------           ----------   ----------      ------      ----------
TOTAL OPERATING EXPENSE                       $45,936.14          $194,809.54   $37,612.00      999.99     $184,750.00    999.99
                                              ----------           ----------   ----------      ------      ----------
TOTAL OPERATING CASH FLOW                    $(1,256.14)         $(57,879.54)    $7,388.00      999.99    $(82,600.00)    999.99
                                             ==========          ===========     =========      ======    ===========
TOTAL OPERATING INCOME/(LOSS)                $(1,256.14)         $(57,879.54)    $7,388.00      999.99    $(82,600.00)    999.99
                                             ==========          ===========     =========      ======    ===========


                          NEW WORLD BROADCASTERS CORP.
                                INCOME STATEMENT

                        PERIOD: 12/01/1999 TO 12/31/1999

                                         1999 CURRENT PERIOD     1999 YEAR-TO-DATE      1999 CURRENT PERIOD      1999 YEAR-TO-DATE
                                               ACTUALS                ACTUALS                 BUDGETS                 BUDGETS
                                                                                        Budgets:  OPERATING      Budget:  OPERATING
                                             Sub Account            Sub Account             Sub Account             Sub Account
                                            K X E B 910 AM         K X E B 910 AM         K X E B 910 AM           K X E B 910 AM
                                                Amount                 Amount          Amount      Ratio         Amount      Ratio

CORPORATE INCOME & EXPENSE

Non-Operating Income
Time Brokerage Income                                0.00              3,000.00           0.00      0.00             0.00     0.00
Miscellaneous Income                                 0.00              4,331.75           0.00      0.00             0.00     0.00
Total Non-Operating Income                          $0.00             $7,331.75          $0.00      0.00            $0.00     0.00
                                               ----------          ------------      ----------    ------     -----------
Non-Operating Expense

Corporate Charges                                    0.00                  0.00     (3,333.00)    999.99      (19,998.00)   999.99
Interest Expense                                     0.00             84,938.42           0.00      0.00             0.00     0.00
                                               ----------          ------------      ----------    ------     -----------
Total Non-Operating Expense                         $0.00            $84,938.42    $(3,333.00)    999.99     $(19,998.00)   999.99
                                              ==========          ============      ==========    ======     ===========
NET INCOME BEFORE TAXES                       $(1,256.14)         $(135,486.21)     $10,721.00    999.99     $(62,602.00)   999.99
                                               ----------          ------------      ----------    ------     -----------
Total Taxes                                         $0.00                 $0.00          $0.00      0.00            $0.00     0.00
                                               ----------          ------------      ----------    ------     -----------
NET INCOME/LOSS                               $(1,256.14)         $(135,486.21)     $10,721.00    999.99     $(62,602.00)   999.99
                                              ==========          ============      ==========    ======     ===========


                                910 BROADCASTING
                                  BALANCE SHEET

                                 MARCH 31, 2000

         ACCOUNT DESCRIPTION                                         910
                                                                BROADCASTERS,
                                                                    CORP.

         ASSETS

CURRENT ASSETS
Cash                                                                     0.00
Accounts Receivable                                                 45,540.45
Allowance for Doubtful Accts                                         7,870.59
Employee Advances                                                    1,022.00
Deposits                                                                 0.00
Prepaid Expenses                                                     2,168.58
TOTAL CURRENT ASSETS                                                56,601.62

FIXED ASSETS
Automobiles                                                              0.00
Buildings, Homes, and Land                                               0.00
Computer Equipment                                                       0.00
Furniture & Fixtures                                                     0.00
Leasehold Improvements                                                   0.00
Construction in Process                                                  0.00
Studio Equipment                                                     1,541.59
Tower                                                               75,000.00
Transmitter Equipment                                               88,500.00
FCC License                                                        510,500.00
Accum Deprec/Amort                                                 -91,874.00
TOTAL FIXED ASSETS                                                 583,667.59

OTHER ASSETS

Intercompany Receivables
         MRI                                                             0.00
         RCI-Delaware (formerly RCL)                                     0.00
         Stations                                                  -58,863.43

Stock or Other Investments
         Raymond James                                                   0.00
         Investment in 910 Broadcasting                                  0.00

Amortization of FCC Option                                         -48,280.00
Intangible Assets                                                        0.00
Accum Amort - Intangibles                                                0.00
Organizational Costs                                                     0.00
TOTAL OTHER ASSETS                                                -107,143.43

TOTAL ASSETS                                                       533,125.78

                                910 BROADCASTING
                                  BALANCE SHEET

                                 MARCH 31, 2000

         ACCOUNT DESCRIPTION                                         910
                                                                BROADCASTERS,
                                                                    CORP.

         LIABILITIES AND EQUITY

CURRENT LIABILITIES

Accounts Payable                                                         0.00
Accrued Expenses                                                    18,531.32
LegacyMaker Payable                                                      0.00
TOTAL CURRENT LIABILITIES                                           18,531.32

Total Liabilities                                                   18,531.32

EQUITY

Preferred Stock                                                    777,836.71
Common Stock                                                             0.00
CCI/NW Merger                                                            0.00
Retained Earnings                                                 -282,794.92
Current Year Retained Earnings                                      19,552.67
TOTAL EQUITY                                                       514,594.46

TOTAL LIABILITIES AND EQUITY                                       533,125.78
                                                                 NW owns 100%
                                                                 of 910 stock

                                  SCHEDULE 4.15
                             UNDISCLOSED LIABILITIES

None

                                  SCHEDULE 4.16
                           ABSENCE OF CERTAIN CHANGES

None

                                  SCHEDULE 4.17
                                   TAX MATTERS

None

                                  SCHEDULE 4.19
                             REAL PROPERTY INTERESTS

Lease Agreement with R. Thomas Gibson dated May 23, 1997 for the KXEB Transmitter Site

                                SCHEDULE 4.20(A)
                                  FCC LICENSES

(a)      FCC AM Broadcast License for KXEB-AM Sherman, Texas

                                  SCHEDULE 4.22
                               CERTAIN AGREEMENTS

Broadcast Music, Inc. - Single Station Radio Blanket License Agreement dated November 4, 1999

                                  SCHEDULE 4.24
                                    INSURANCE

See attached

                         Rodriguez Communications, Inc.

                            DESCRIPTION OF OPERATIONS

Radio & TV broadcasting

                                NARRATIVE OUTLINE

SCHEDULE OF NAMED INSUREDS:

1.   Rodriguez Communications, LLC
2.   Rodriguez Capital Holdings, Inc.
3. Agility, Inc. (part of trust that controls operations-personal estate planning)
4.   Legacy Maker, Inc. (dormant)
5.   Marcos & Sonya Rodriguez, Jr., Individually
6.   Marcos & Sonya Rodriguez, Jr., Ins. Trust
7.   Marcos & Sonya Rodriguez Family Trust
8.   Marcos & Sonya Rodriguez Children's Trust #1
9.   Marcos & Sonya Rodriguez Children's Trust #2
10.  Sonya Nance Trust
11.  Marcos Rodriguez, Inc. DBA KDMM Radio 1150 AM (Highland Park, TX)
12.  New World Broadcasters, Corp. (KTCY 104.9 FM; Channel 25 T.V.)
13.  Rodriguez Foundation
14.  Rodriguez Oil & Gas, Inc.
15. Turnkey Promotions, Inc. DBA International Interiors (now dormant-used to buy furnishings for his home)
16.  KZIP AM, Inc. - Amarillo, TX
17.  EquityMedia.com, Inc. (investigative "think tank" ISP company)
18.  PC Media, Inc. (dormant ISP Co.)
19.  KeepConnected, Inc. (dormant ISP Co.)
20.  910 Broadcasting Corp. (KXEB - 910 AM)

SCHEDULE OF RISK LOCATIONS:

1.   7700 Carpenter Freeway, Dallas, TX  75247    $600,000 BPP
2.   1333 Corporate #350, Irving, TX  75038       $  5,000 BPP

                  Burdensome and immaterial schedules omitted.
       The omitted schedules are available from the Company upon request.

                                  SCHEDULE 4.27
                                    EMPLOYEES

None

                                  SCHEDULE 6.13
                              MANAGEMENT PERSONNEL

None